Exhibit 99.1

CytomX Therapeutics Announces FDA Acceptance of Investigational New Drug Application for CTLA-4 Probody Therapeutic

Goal is a safer, more effective version of Yervoy®

Triggers $10 Million Milestone Payment to CytomX from Bristol Myers Squibb

NEW YORK, NY and SOUTH SAN FRANCISCO, Calif., – 11/28/17 –CytomX Therapeutics, Inc. (Nasdaq:CTMX) today announced that Bristol-Myers Squibb has received acceptance of the Investigational New Drug application (IND) from the U.S. Food and Drug Administration (FDA) for a CTLA-4-directed Probody™ therapeutic. CTLA-4, the clinically validated target of the Bristol-Myers Squibb checkpoint inhibitor Yervoy® (ipilimumab), is the first target to advance into the clinic under the companies’ strategic collaboration formed in May 2014. The IND acceptance results in a $10 million milestone payment to CytomX.

“Immune checkpoint inhibitors are making a profound impact in the treatment of people with cancer,” said Sean McCarthy, D.Phil., president and chief executive officer of CytomX Therapeutics. “By localizing antibody binding and therapeutic activity to the tumor microenvironment, our goal with Probody therapeutics is to deliver the same or potentially greater potency as first-generation checkpoint inhibitors, while reducing unwanted side effects. We are excited to see the CTLA-4 Probody advancing into the clinic and look forward to additional progress in our foundational alliance with Bristol-Myers Squibb.”

About the Collaboration

In March 2017, Bristol-Myers Squibb and CytomX Therapeutics expanded their 2014 worldwide collaboration to discover, develop and commercialize novel therapies using CytomX‘s proprietary Probody platform taking total upfront payments to CytomX to $275 million. The collaboration provides Bristol-Myers Squibb with the opportunity to select up to ten oncology targets and two non-oncology targets. To date, Bristol-Myers Squibb has selected five oncology targets under the collaboration, including CTLA-4. CytomX is eligible to receive additional preclinical payments and development, regulatory and sales milestone payments totaling up to $4.7 billion across all 12 collaboration targets, as well as tiered royalties from mid-single digit to low-double digits on net sales of each product commercialized by Bristol-Myers Squibb.

About CytomX Therapeutics
CytomX Therapeutics is a clinical-stage biopharmaceutical company with a deep and differentiated oncology pipeline of investigational Probody™ therapeutics. Probody therapeutics are designed to exploit unique conditions of the tumor microenvironment to more effectively localize antibody binding and activity while limiting activity in healthy tissues. The Company’s pipeline includes proprietary cancer immunotherapies against clinically-validated targets, such as PD-L1, and first-in-class Probody drug conjugates against highly attractive targets, such as CD166 and CD71, which are considered to be inaccessible to conventional antibody drug conjugates due to their presence on healthy tissue. In addition to its wholly owned programs, CytomX has strategic collaborations with AbbVie, Bristol-Myers Squibb Company, Pfizer Inc., MD Anderson Cancer Center and ImmunoGen, Inc.  For more information, visit www.cytomx.com or follow us on Twitter.

CytomX Therapeutics Forward-Looking Statements
This press release includes forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that are difficult to predict, may be beyond our control, and may cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied in such statements. Accordingly, you should not rely on any of these forward-looking statements, including those relating to the potential efficacy of product candidates, administered separately or in combination, CytomX’s ability and the ability of its collaborative partners to develop and advance product candidates into and successfully complete clinical trials, and the timing of any future clinical trials to be initiated by CytomX or any of its collaborative partners. Applicable risks and uncertainties include those relating to preclinical research and development, clinical development, collaborations and other risks identified under the heading "Risk Factors" included in our filings with the SEC. The forward-looking statements contained in this press release are based on information currently available to CytomX and speak only as of the date on which they are made. CytomX does not undertake and specifically disclaims any obligation to update any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise.

CytomX Therapeutics

Media:

Spectrum
Christine Quern
cquern@spectrumscience.com
202-587-2588

Investors:
Trout Group
Pete Rahmer
prahmer@troutgroup.com
646-378-2973

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